EXHIBIT 4 (cc)

                                                                 CONFORMED COPY


                         PCCW-HKT CAPITAL NO.2 LIMITED


                  US$500,000,000 6% GUARANTEED NOTES DUE 2013


                                 Guaranteed by
                          PCCW-HKT TELEPHONE LIMITED


                              PURCHASE AGREEMENT


                                                                  July 10, 2003

                                                                  July 10, 2003

The Hongkong and Shanghai Banking Corporation Limited
Level 16
1 Queen's Road, Central
Hong Kong

Ladies and Gentlemen:

     PCCW-HKT Capital No.2 Limited, a company with limited liability organized under the laws of the British Virgin Islands (the "Issuer"), proposes to issue and sell to The Hongkong and Shanghai Banking Corporation Limited (the "Manager") US$500,000,000 principal amount of its 6% Guaranteed Notes due 2013 (the "Notes"). The Notes will be unconditionally guaranteed as to payment of principal, premium (if any), interest and additional amounts by PCCW-HKT Telephone Limited, a company with limited liability organized under the laws of Hong Kong (the "Guarantor"). The Guarantor's guarantee included in the Indenture (defined below) and noted on the Notes is hereafter referred to as the "Guarantee". The Notes, including the Guarantee, are hereinafter referred to as the "Securities". The Securities will be issued pursuant to the provisions of an Indenture to be dated as of July 17, 2003 (the "Indenture") among the Issuer, the Guarantor and HSBC Bank USA, as Trustee (the "Trustee"), in the form attached as Exhibit F, as modified to reflect the timing of the transaction and pricing information.

     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers (each a "QIB") in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

     In connection with the sale of the Securities, the Issuer and the Guarantor have prepared a preliminary offering circular dated July 9, 2003 (the "Preliminary Circular"), and have prepared a final offering circular dated the date hereof (the "Final Circular" and, with the Preliminary Circular, each a "Circular") for delivery to the prospective purchasers of the Securities.

     1. Representations and Warranties. Each of the Issuer and the Guarantor represents and warrants to, and agrees with, you that:

          (a) None of the Preliminary Circular or the Final Circular in the form used by the Manager to confirm sales, in each case as of its respective date and, in the case of the Final Circular, on the Closing Date

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     (as defined in Section 4), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any Circular based upon information relating to the Manager furnished to either of the Issuer or the Guarantor in writing by the Manager expressly for use therein.

          (b) The Guarantor has been duly incorporated and is validly existing as a corporation under the laws of Hong Kong, has the corporate power and authority to own its property and to conduct such business as described in each Circular and is duly qualified to transact such business and is in good standing in each jurisdiction (to the extent such concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or (if applicable) be in good standing would not have a material adverse effect on the Guarantor and the Issuer, taken as a whole.

          (c) The Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the British Virgin Islands, has the corporate power and authority to own its property and to conduct such business as described in each Circular and is duly qualified to transact such business and is in good standing in each jurisdiction (to the extent such concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification; for so long as the Notes are outstanding, the Issuer will conduct no business, except relating to the offering, sale or issuance of indebtedness and the lending of the proceeds thereof to the Guarantor and any other activities in connection therewith.

          (d) All of the issued shares in the capital of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable, are owned directly by the Guarantor, free and clear of all liens, encumbrances, equities or claims except for any liens, encumbrances, equities or claims that would not have a material adverse effect on the Guarantor and the Issuer as a whole, and none of such shares was issued in violation of any pre-emptive rights; and the Issuer has the share capitalization as set forth in the Final Circular.

          (e) There are no subsidiaries of the Guarantor other than the Issuer, PCCW-HKT Capital Limited, PCCW-HKT Capital No.3 Limited, PCCW-HKT Capital No.4 Limited, Cascade Limited, Cascade Holding No.1 Limited, Cascade Holding No.2 Limited and PCCW IMS Limited.


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


          (f) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor.

          (g) The Notes have been duly authorized by the Issuer and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Manager in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and general principles of equity, and the holders thereof will be entitled to the benefits conferred thereunder and under the Indenture.

          (h) The Guarantee noted on the Securities pursuant to the Indenture has been duly authorized by the Guarantor and, when the Guarantee is executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Manager in accordance with the terms of this Agreement, the Guarantee will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          (i) The Indenture has been duly authorized and, when executed and delivered by each of the Issuer and the Guarantor, will be a valid and binding agreement of each of the Issuer and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in each Circular.

          (j) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Agreement, the Indenture and the Notes will not contravene or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any provision of applicable law or the Memorandum and Articles of Association of the Issuer or (ii) any indenture, mortgage, deed of trust, loan agreement or any agreement or other instrument binding upon the Issuer or to which any of its property or assets is subject or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer of its obligations under this Agreement, the Indenture or the Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.


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          (k) The execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, this Agreement, the Indenture and the Guarantee will not contravene or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any provision of applicable law or the certificate of incorporation or by-laws of the Guarantor or (ii) any indenture, mortgage, deed of trust, loan agreement or any agreement or other instrument binding upon the Guarantor or the Issuer, or to which any of its property or assets is subject or
     (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any subsidiary, except, in the case of clauses (ii) and (iii), where such contravention, breach or default would neither have a material adverse effect on the Guarantor and the Issuer, taken as a whole, nor have a material adverse effect on the power or ability of the Guarantor or the Issuer to perform its respective obligations under this Agreement, the Indenture, the Guarantee or the Notes or to consummate the transactions contemplated by the Final Circular; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Guarantor is required for the performance by the Guarantor of its obligations under this Agreement, the Indenture or the Guarantee, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

          (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and the Issuer, taken as a whole, or of the Issuer from that set forth in the Final Circular.

          (m) There are no legal or governmental proceedings pending or to the knowledge of the Guarantor threatened to which the Guarantor or the Issuer is a party or to which any of the properties of the Guarantor or the Issuer is subject other than proceedings accurately described in all material respects in each Circular and proceedings that would not have a material adverse effect on the Guarantor and the Issuer, taken as a whole, or on the power or ability of the Guarantor or the Issuer to perform its respective obligations under this Agreement, the Indenture, the Guarantee or the Notes or to consummate the transactions contemplated by the Final Circular.

          (n) The Guarantor and the Issuer (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under


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     applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except (x) for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals as are accurately described in all material respects in the Final Circular or (y) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have material adverse effect on the Guarantor and the Issuer, taken as a whole.

          (o) Except as accurately described in all material respects in the Final Circular, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Guarantor and the Issuer, taken as a whole.

          (p) Neither the Issuer nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Circular, neither will be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (q) None of the Issuer, the Guarantor, any affiliate (as defined in Rule 501(b) of Regulation D, an "Affiliate") of the Issuer or the Guarantor or any person acting on its or their behalf (other than the Manager) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (r) None of the Issuer, the Guarantor, any of its or their Affiliates or any person acting on its or their behalf (other than the Manager) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and the Issuer, the Guarantor, any of its or their Affiliates or any person acting


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     on its or their behalf (other than the Manager) have complied and will comply with the offering restrictions (within the meaning of Regulation S) in connection with the offering of the Securities contemplated by this Agreement and the Final Circular.

          (s) It is not necessary in connection with the offer, sale and delivery of the Securities to the Manager in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (t) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (u) The choice of New York law as the governing law of each of this Agreement, the Indenture, the Notes and the Guarantee is a valid choice of law and will be recognized and given effect to by each of the courts of Hong Kong and the courts of the British Virgin Islands; and the submission by each of the Issuer and the Guarantor to the non-exclusive jurisdiction of the New York courts contained in this Agreement and the Indenture and the appointment by each of the Issuer and the Guarantor of CT Corporation System as its agent for service of process in connection therewith are, in each case, valid and binding on it under the laws of its jurisdiction of incorporation.

          (v) No consents, authorizations, approvals, orders, certificates or permits (each, a "consent") of and from, and no declarations or filings with, any local or other governmental authorities in Hong Kong or any courts and other tribunals in Hong Kong are required for the Guarantor to own, lease, licence and use its Hong Kong properties and assets and to conduct its business in the manner described in each Circular, except (i) for the Fixed Telecommunications Network Services Licence issued on June 29, 1995 (and subsequently amended on March 31, 1998 and January 31, 2001) by the Telecommunications Authority pursuant to the Hong Kong Telecommunications Ordinance and certain other licences that the Guarantor has obtained (each of which licence is currently in full force and effect and filings required to be made pursuant to the terms of such licence, all of which have been filed by the Guarantor), and (ii) to the extent that the failure to have or obtain any such consent or make any such declaration or filing would not singly or in the aggregate have a material adverse effect on the Guarantor and the Issuer, taken as a whole.

          (w) Each of the Issuer and the Guarantor has full power, authority and legal right under the laws of its jurisdiction of incorporation to enter into and perform its obligations of indemnification and contribution set forth in Section 8 of this Agreement; none of the


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     contribution provisions nor the indemnification provisions set forth in such Section 8 contravene the public policy or laws of its jurisdiction of incorporation.

          (x) The Guarantor and its obligations under this Agreement, the Indenture and the Guarantee are subject to commercial law and to suit in Hong Kong and neither the Guarantor nor any of its properties, assets or revenues has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any court, from set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in Hong Kong, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Indenture or the Guarantee.

          (y) The Issuer and its obligations under this Agreement, the Indenture and the Notes are subject to commercial law and to suit in the British Virgin Islands and neither the Issuer nor any of its properties, assets or revenues has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any court, from set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in the British Virgin Islands, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Indenture or the Notes.

          (z) Each of this Agreement, the Indenture, and the Notes and the Guarantee is in proper legal form under the laws of the British Virgin Islands and Hong Kong, as the case may be, and to ensure the legality, validity and admissibility into evidence in the British Virgin Islands and Hong Kong, as the case may be, of each of this Agreement, the Indenture, the Notes and the Guarantee, it is not necessary that this Agreement, the Indenture, the Notes or the Guarantee or any other document or instrument be filed or recorded with any court or other authority in the British Virgin Islands and Hong Kong, as the case may be.

          (aa) Although there is no statutory enforcement in the British Virgin Islands of a judgment obtained in any competent court of the State of New York or in a federal court of the United States of America in New


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     York (any such court, a "Competent Court"), the courts of the British
     Virgin Islands will recognize and enforce a judgment of a Competent Court obtained against the Issuer arising out of or relating to this Agreement, the Indenture or the Notes, based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided such judgment is final, for a liquidated sum, not in respect of taxes or a fine or penalty, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the British Virgin Islands. A British Virgin Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

          (bb) A final and conclusive judgment on the merits properly obtained against the Guarantor in a Competent Court for a fixed sum of money in respect of any legal suit or proceeding arising out of or relating to this Agreement, the Indenture or the Guarantee and which could be enforced by execution against the Guarantor in the jurisdiction of such Competent Court and has not been stayed or satisfied in whole may be sued on in Hong Kong as a debt due from the Guarantor if: (i) the Guarantor was, at the time such proceeding was instituted, resident in the jurisdiction in which such proceeding has been commenced or had submitted to the jurisdiction of such Competent Court; (ii) that judgment was not obtained by fraud; (iii) the enforcement of that judgment would not be contrary to public policy of Hong Kong; (iv) that judgment had not been obtained in contravention of the principles of natural justice; (v) the judgment of the relevant court does not include the payment of any tax, fine or penalty; and (vi) the Guarantor either was duly served with the process of the Competent Court or appeared before the Competent Court.

          (cc) Except as disclosed in each of the Preliminary Circular and the Final Circular under the caption "Certain Tax Considerations - Hong Kong Taxation" and " - British Virgin Islands Taxation," no taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes) are payable by or on behalf of the Guarantor or the Issuer, and no stamp or withholding taxes, imposts or duties are payable on behalf of the Manager, to Hong Kong or to the British Virgin Islands or any political subdivision or taxing authority thereof or therein in connection with (a) the execution of this Agreement, the Indenture, the Guarantee, the Notes, or the Intercompany Loan dated July 10, 2003 (the "Intercompany Loan"); or (b) the issuance or sale of the Notes to the Manager in the manner contemplated in this Agreement.

          (dd) To the knowledge of the Issuer and the Guarantor, based on consultation with their counsel, (i) there currently are not any proposed


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     laws (or regulations or rulings) of the British Virgin Islands or Hong
     Kong that would result in the imposition of withholding tax on any payments on the Notes or the Intercompany Loan and (ii) although the People's Republic of China currently imposes a withholding tax on interest, the People's Republic of China's tax laws are not applicable in Hong Kong.

          (ee) Each of the balance sheets and profit and loss accounts and cash flow statements of the Guarantor included in each Circular present fairly the financial position of the Guarantor as of the dates indicated therein and the results of operations and cash flows for the periods specified therein, and (i) such financial statements have been prepared in accordance with accounting principles generally accepted in Hong Kong and
     (ii) KPMG, which certified each of the audited financial statements included in each Circular, are independent public accountants with respect to the Guarantor pursuant to the rules promulgated by the Hong Kong Society of Accountants.

          (ff) Each of the Issuer and the Guarantor is a "foreign issuer" as such term is defined by Regulation S.

     2. Agreements to Sell and Purchase. (a) Each of the Issuer and the Guarantor hereby agrees to sell to the Manager, and the Manager, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Issuer and the Guarantor the Securities at a purchase price of 99.058% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, to the Closing Date.

          (b) Each of the Issuer and the Guarantor hereby agrees that it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Issuer or the Guarantor or warrants to purchase debt of the Issuer or the Guarantor substantially similar to the Securities (other than the sale of the Securities under this Agreement).

          (c) None of the Issuer, the Guarantor or any of its or their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act.

     3. Terms of Offering. You have advised the Issuer and the Guarantor that the Manager will make an offering of the Securities purchased by it hereunder on the terms to be set forth in the Final Circular, as soon as practicable after this Agreement is entered into as in your judgment is advisable.


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     4. Payment and Delivery. Payment for the Securities shall be made to the
Issuer in Federal or other funds immediately available in New York City against delivery of such Securities for the account of the Manager at 9:00 a.m., New York City time, on July 17, 2003, or at such other time on the same or such other date as shall be mutually agreed. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for the Securities shall be made against delivery, (i) with respect to Securities to be resold by the Manager, of one or more global securities (the "Rule 144A Global Securities") to the Trustee as custodian for Cede & Co., as nominee of The Depository Trust Company ("DTC"), for the account of the Manager and (ii) with respect to Securities to be resold outside the United States to foreign purchasers of one or more global securities (the "Regulation S Securities" and, together with the Rule 144A Global Securities, the "Global Securities") to the Trustee as custodian for DTC, on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking SA ("Clearstream") for the account of the Manager. The Securities shall be delivered with any transfer taxes payable in connection with the transfer of the Securities to the Manager duly paid.

     5. Conditions to the Manager's Obligations. The obligations of the Manager to purchase and pay for the Securities on the Closing Date are subject to the performance by the Issuer and the Guarantor of each of their respective obligations hereunder and to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) the Notes shall have been rated BBB by Standard & Poor's Ratings Service and Baa2 by Moody's Investors Service (each, a "Rating Agency");

               (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuer or the Guarantor or any of the Notes or any securities of either the Issuer or the Guarantor or in the rating outlook for either of the Issuer or the Guarantor by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of


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          the Guarantor and the Issuer, taken as a whole, from that set forth in the Final Circular that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Circular.

          (b) The Manager shall have received from each of the Issuer and the Guarantor on the Closing Date a certificate, dated the Closing Date and signed by an executive officer thereof, to the effect set forth in Section 5(a)(i) and to the effect that its representations and warranties in this Agreement are true and correct as of the Closing Date and that it has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officers signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Manager shall have received on the Closing Date an opinion of Harney Westwood & Riegels LLP, British Virgin Islands counsel for the Issuer, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Manager at the request of the Issuer and shall so state therein.

          (d) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, U.S. counsel for the Issuer and the Guarantor, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Manager at the request of the Guarantor and shall so state therein.

          (e) The Manager shall have received on the Closing Date an opinion of Simmons & Simmons, Hong Kong counsel for the Issuer and the Guarantor, dated the Closing Date, to the effect set forth in Exhibit C. Such opinion shall be rendered to the Manager at the request of the Guarantor and shall so state therein.

          (f) The Manager shall have received on the Closing Date an opinion of Allen & Overy, U.S. counsel for the Manager, dated the Closing Date, to the effect set forth in Exhibit D.

          (g) The Manager shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, from KPMG, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements


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     and certain financial information contained in each Circular substantially in the form attached hereto as Exhibit E; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) DTC shall have approved the form of the Securities and each of DTC, the Issuer and the Guarantor shall have executed a letter of representations with respect to the Securities and such letter shall be in full force and effect.

          (i) The Indenture shall have been duly executed and delivered and shall be in full force and effect, and true and complete copies thereof shall have been delivered to the Manager.

          (j) The Securities shall have been duly executed and delivered and shall be in full force and effect, and true and complete copies thereof shall have been delivered to the Manager.

          (k) On or prior to the Closing Date, the Guarantor and the Issuer shall have furnished to each of you such further certificates and documents as you may reasonably request.

     6. Covenants of the Issuer and the Guarantor. In further consideration of the agreements of the Manager contained in this Agreement, the Issuer and the Guarantor, jointly and severally, covenant with the Manager as follows:

          (a) To furnish to you in New York City, without charge, promptly after the date hereof and during the period mentioned in Section 6(c), as many copies of the Final Circular and any supplements and amendments thereto as you may reasonably request.

          (b) Before amending or supplementing any Circular, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Manager, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Circular in order to make the statements therein, in the light of the circumstances when the Final Circular is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Manager, it is necessary to amend or supplement the Final Circular to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Manager, either amendments or supplements to the Final Circular so that the statements in the Final Circular as so amended or supplemented will not, in the light of the circumstances when the Final Circular is delivered to a purchaser, be misleading or so that the Final Circular, as amended or supplemented, will comply with applicable law.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) all costs and expenses related to the establishment of the Issuer (including without limitation the fees of the initial directors and administrator); (ii) the fees, disbursements and expenses of the Issuer's and the Guarantor's counsel and the Issuer's and the Guarantor's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Circular and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Manager, in the quantities herein above specified;
     (iii) all costs and expenses related to the transfer and delivery of the Securities to the Manager, including any transfer or other similar taxes payable thereon; (iv) the cost of printing or producing any Blue Sky or legal investment circular in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees but excluding the fees and disbursements of counsel for the Manager in connection with such qualification and in connection with the Blue Sky or legal investment circular; (v) any fees charged by rating agencies for the rating of the Securities; (vi) the fees and expenses, if any, incurred in the listing of the Securities on the Luxembourg Stock Exchange, including any fees or expenses of any listing agents; (vii) the costs and charges of the Trustee (including the fees, disbursements and expenses of the Trustee's counsel) and any transfer agent, registrar or depositary; (viii) the cost of the preparation, issuance and delivery of the Securities; (ix) any stamp or value added taxes payable in connection with the transaction contemplated hereby; and (x) all other cost and expenses incident to the performance of the obligations of the Issuer and the Guarantor hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Manager will pay all of its costs and expenses, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers it may make.

          (f) None of the Issuer, the Guarantor or any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h) None of the Issuer, the Guarantor, any of its or their Affiliates or any person acting on its or their behalf (other than the Manager) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Issuer, the Guarantor, any of its or their Affiliates and each person acting on its or their behalf (other than the Manager) will comply with the offering restrictions (within the meaning of Regulation S) in connection with the offering of the Securities contemplated by this Agreement and the Final Circular.

          (i) During the period of two years after the Closing Date, each of the Issuer and the Guarantor will not, and will not permit any of its Affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (j) To use its best efforts to have the Securities (i) accepted for settlement through each of DTC, Euroclear and Clearstream, and each of the Issuer and the Guarantor confirms that it has authorized the Manager to take steps necessary for that purpose, and (ii) accepted for listing on the Luxembourg Stock Exchange.

          (k) To notify you promptly of any change affecting any of its representations or warranties, or its respective agreements and indemnities herein at any time prior to payment being made to or for the account of the Guarantor or the Issuer on the Closing Date.

          (l) Neither the Issuer nor the Guarantor will become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

     7. Offering of Securities; Restrictions on Transfer. (a) The Manager represents and warrants to the Issuer and the Guarantor that such Manager is a QIB. The Manager agrees with, and undertakes to, the Issuer and the Guarantor that (i) it will not solicit offers for, or offer or sell, Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) as part of the Manager's distribution, it will solicit offers for Securities only from, and will offer Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons, as that term is defined in Regulation S ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Circular under the caption "Transfer Restrictions".

          (b) The Manager agrees with, and represents, warrants and undertakes to, the Issuer and the Guarantor with respect to offers and sales outside the United States that:

               (i) such Manager understands and acknowledges that no action has been or will be taken in any jurisdiction by the Issuer or the Guarantor that would permit a public offering of the Securities, or possession or distribution of any Circular or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

               (ii) such Manager will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Circular or any such other material, in all cases at its own expense;

               (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

               (iv) such Manager has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and
          (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Manager, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

               (v) such Manager has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with our affiliates or with the prior written consent of the Guarantor;

               (vi) such Manager has (A) not offered or sold and, prior to the date falling six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); such Manager has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Manager. The Manager has complied with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

               (vii) The Circular has not been registered as a prospectus with the Monetary Authority of Singapore and the Securities will be offered in Singapore pursuant to an exemption invoked under Section 274 and Section 275 of the Securities and Futures Act 2001 (SFA), Chapter 289, of the Singapore; accordingly, the Manager has represented and agreed that the Securities may not be offered or sold or be made subject of an invitation for subscription or purchase, or may the Circular or any other offering document or material relating to the Securities be circulated or distributed, directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the SFA, (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA;

               (viii) such Manager (A) has not offered or sold and will not offer or sell in Hong Kong by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and (B) has not issued or had in its possession for the purpose of issue and will not issue or have in its possession for the purpose of issue any document, invitation or advertisement relating to the Securities whether in Hong Kong or elsewhere which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than any document, invitation or advertisement in respect of the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder;

               (ix) such Manager has not made and will not make any invitation on behalf of the Issuer or the Guarantor to the public in the British Virgin Islands to purchase the Securities, and the Securities offered through any Circular may not be offered or sold, directly or indirectly, in the British Virgin Islands or to any resident of the British Virgin Islands, except as permitted by British Virgin Islands law;

               (x) such Manager has represented and agreed that it has not and will not offer, sell or publicly promote or advertise the Securities in the Federal Republic of Germany other than in compliance with the German Securities Selling Prospectus Act (Wertpapierverkaufsprospektgesetz) of December 31, 1990, as amended, or any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities;

               (xi) such Manager has represented and agreed that it has not offered or sold, directly or indirectly, to the public in France. Neither the Circular nor any other offering material has been nor will it be submitted to the clearance procedure of the "Commission des operations de bourse," and it may not be released or distributed to the public in France. The investors in France may only purchase the Securities for their own account and in accordance with article L.411-2 of the French Monetary and Financial Code and decree no. 98-880 dated October 1, 1998, provided they are "qualified investors" within the meaning of such decree. Any resale, directly or indirectly, to the public of the Securities offered may be effected only in compliance with article L.411-1 of the French Monetary and Financial Code;

               (xii) such Manager understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law. As used in this paragraph, "resident of Japan" means any person residing in Japan, including any corporation or other entity organized under the laws of Japan; and

               (xiii) such Manager agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the final closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     Terms used in Sections 7(b)(iv) and 7(b) (xiii) have the meanings given to them by Regulation S.

     8. Indemnity and Contribution. (a) Each of the Issuer and the Guarantor, jointly and severally, agrees to indemnify and hold harmless the

Manager and each person, if any, who controls the Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Circular (as amended or supplemented if either the Issuer or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Manager furnished to the Issuer or the Guarantor in writing by the Manager through you expressly for use therein.

          (b) The Manager agrees to indemnify and hold harmless each of the Issuer and the Guarantor, its directors, its officers and each person, if any, who controls the Issuer or the Guarantor within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Guarantor to the Manager, but only with reference to information relating to the Manager furnished to the Issuer or the Guarantor in writing by the Manager through you expressly for use in any Circular or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly after they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to
     Section 8(a), and by the Guarantor, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees (jointly and severally in the case where the Issuer or the Guarantor is the indemnifying party) to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees (jointly and severally in the case where the Issuer or the Guarantor is the indemnifying party) that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and
     (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If during any period of time, the indemnifying party is disputing in good faith the reasonableness of such fees and expenses of counsel, such period of time shall not be counted in calculating such 90-day period. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Manager on the other hand from the offering of the Securities or
     (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuer and the Guarantor on the one hand and of the Manager on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and the Manager on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and the total discounts and commissions received by the Manager, in each case as set forth in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantor on the one hand and of the Manager on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor or by the Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Each of the Issuer, the Guarantor and the Manager agrees that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 8 and the representations, warranties and other statements of the Issuer and the Guarantor contained in this Agreement shall remain operative and in full force and effect in accordance with the terms of this Agreement regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Manager or any person controlling the Manager or by or on behalf of the Issuer and the Guarantor, its officers or directors or any person controlling the Issuer and the Guarantor and (iii) acceptance of and payment for any of the Securities.

     9. Termination. This Agreement shall be subject to termination by notice given by you to the Guarantor, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the National Association of Securities Dealers, Inc. or The Stock Exchange of Hong Kong Limited (the "Hong Kong Stock Exchange"), (ii) trading of any securities of the Issuer, the Guarantor or PCCW Limited shall have been suspended on the New York Stock Exchange or the Hong Kong Stock Exchange, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or in Hong Kong shall have been declared by the Hong Kong Monetary Authority,
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse or (v) there shall have occurred a change or development involving a prospective change in the existing financial, political, economic or regulatory conditions in Hong Kong or the British Virgin Islands (including, without limitation, a change in exchange controls, currency exchange rates or taxation) and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(v), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Circular.

     10. Effectiveness; Other Termination. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If this Agreement shall be terminated by the Manager because of any failure or refusal on the part of either the Issuer or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either the Issuer or the Guarantor shall be unable to perform its obligations under this Agreement, each of the Issuer and the Guarantor agrees, jointly and severally, that it will reimburse the Manager for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Manager in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the Manager could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. To the fullest extent permitted by law, the obligation of either of the Issuer or the Guarantor in respect to any sum due from it to the Manager shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Manager of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Manager may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Manager hereunder, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Manager against such loss. If the United States dollars so purchased are greater than the sum originally due to such Manager hereunder, the Manager agrees to pay to the Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to the Manager hereunder.

     13. Applicable Law; Submission to Jurisdiction; Waiver of Immunity; Appointment of Process Agent. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          (b) Each of the Issuer and the Guarantor hereby irrevocably (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any New York State Court or United States District Court in either case in the Borough of Manhattan, The City of New York, (ii) waives, to the fullest extent permitted by law, any objection which it may have based on improper venue or forum non conveniens to the conduct of any such suit, action or proceeding in any such court and (iii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. To the extent that either of the Issuer or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, jurisdiction of any court, set-off or from any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment or otherwise) with respect to itself or its property, it irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations hereunder. Each of the Issuer and the Guarantor agrees that final, non-appealable judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and the Guarantor, as the case may be, and may be enforced in any court the jurisdiction of which the Issuer or the Guarantor, as the case may be, is subject by a suit upon such judgment.

          (c) Each of the Issuer and the Guarantor hereby irrevocably designates and appoints CT Corporation System, whose offices are currently located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent for service of process (such agent, together with its successors, being hereinafter referred to as the "Authorized Agent") on whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; provided that if for any reason the Authorized Agent ceases to act as Authorized Agent hereunder, each of the Issuer and the Guarantor will appoint another person acceptable to the Manager in the Borough of Manhattan, The City and State of New York. Each of the Issuer and the Guarantor irrevocably agrees that the service of process on the Authorized Agent at its address set forth above, or at such other address in the Borough of Manhattan, The City and State of New York, as shall be provided by notice to the Manager at the time given by the Authorized Agent, shall be deemed in every respect effective service of process on the Issuer or the Guarantor, as the case may be. Each of the Issuer and the Guarantor further agrees to take any and all actions as may be necessary to maintain the designation and appointment of the Authorized Agent as its agent for service of process in full force and effect for as long as the Securities are outstanding.

     14. Communications. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications as follows:

          If to the Manager:

          Address:              Level 16
                                1 Queen's Road, Central
                                Hong Kong

          Attention:            Transaction Management

          Facsimile             (852) 2530-1538 or (852) 2218-9833

          If to the Issuer and/or the Guarantor:

          Address:              39th Floor, PCCW Tower, TaiKoo
                                Place, 979 King's Road, Quarry Bay,
                                Hong Kong

          Attention:            The Company Secretary

          Facsimile:            852-2962-5725

     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                             Very truly yours,

                                             PCCW-HKT Capital No.2 Limited

                                             By: /s/ Wayne Michael Verge
                                                -------------------------------
                                                Name:  Wayne Michael Verge
                                                Title: Director


                                             PCCW-HKT Telephone Limited

                                             By: /s/ Alexander Anthony Arena
                                                -------------------------------
                                                Name:  Alexander Anthony Arena
                                                Title: Director

Accepted as of the date hereof

The Hongkong and Shanghai Banking
  Corporation Limited

By: /s/ Michael James Kershaw
   -------------------------------
   Name:  Michael James Kershaw
   Title: Head of Financing Group,
          Asia Pacific

                                                                      EXHIBIT A

                    OPINION OF HARNEY WESTWOOD & RIEGELS LLP
                  BRITISH VIRGIN ISLANDS COUNSEL TO THE ISSUER

The Hongkong and Shanghai Banking Corporation Limited
Level 16
1 Queen's Road, Central
Hong Kong

Dear Sirs

PCCW-HKT Capital No.2 Limited IBC No. 471384 (the "Issuer")

US$500,000,000 of [o]% Guaranteed Notes due 2013 unconditionally and irrevocably guaranteed by PCCW-HKT Telephone Limited (the "Guarantor") (together, the "Notes")

1. We are lawyers qualified to practice in the British Virgin Islands and have acted as British Virgin Islands counsel to the Issuer and the Guarantor in connection with the issue by the Issuer of the Notes. This opinion is limited to British Virgin Islands law as at the date of this opinion and as applied by the courts of the British Virgin Islands. We express no opinion on the laws of any other jurisdiction.

2. In giving this opinion, we have examined copies of the documents (together the "Documents") listed in the First Schedule to this opinion and conducted searches of the public records listed in the Second Schedule to this opinion.

     Terms defined in the Offering Circular and not otherwise defined in this opinion bear the same meaning in this opinion as in the Offering Circular.

3.   References in this opinion to:-

     (a)  the "Specified Transactions" are to:-

          (i) the creation, offering, issue and delivery of the Notes by the Issuer and the performance of its obligations under the Notes;

          (ii) the execution and delivery by the Issuer of the Principal Agreements and the performance by the Issuer of its obligations under them;

          (iii) the taking of all other actions and the doing of all other things provided for in or contemplated by the Principal Agreements and the Notes or otherwise necessary or desirable in connection with the issue of the Notes; and

          (iv) [the enforcement by the Issuer of any of its rights under the Facility Letter.]

     (b)  the "Principal Agreements" are to:-

          (i)   the Indenture; and

          (ii)  the Purchase Agreement.

4.   For the purposes of this opinion we have assumed without further enquiry:

     (a) the authenticity of all documents submitted to us as originals, the conformity with the originals hereof of all documents submitted to us as copies or drafts and the authenticity of such originals;

     (b)  the genuineness of all signatures and seals;

     (c) the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

     (d) the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

     (e) that the Principal Agreements and the Facility Letter constitute (or will constitute when executed and delivered) valid, legally binding and enforceable obligations of the Issuer under the laws of the State of New York (or in the case of the Facility Letter, under the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong")) by which law they are respectively expressed to be governed;

     (f) that all the obligations under each Principal Agreement of each party to it other than the Issuer are legal, valid, binding and enforceable in accordance with their terms on that party; and

     (g) that the Directors' Resolutions and Shareholders' Resolutions remain in full force and effect.

5. On the basis of and subject to the foregoing and the qualifications that follow, we are of the opinion that:

     (a) The Issuer is a company with limited liability duly incorporated and in good standing under the laws of the British Virgin Islands capable of suing and being sued with power and authority to own its assets and conduct its business as described in the Offering Circular.

     (b) The Issuer has the power to enter into and execute the Principal Agreements, authorise, create, offer and issue the Notes and carry out the Specified Transactions, and has taken all necessary action to authorise its entry into and delivery of the Principal Agreements and the entry into and issue, creation and offer of the Notes and the exercise of its rights and the performance of its obligations under both the Principal Agreements and the Notes and to carry out the Specified Transactions.

     (c) The Guarantor is the registered holder of and has full legal title to one issued ordinary shares of US$1.00 par value in the capital of the Issuer. The ownership by the Guarantor of such shares in the Issuer does not contravene any law or regulation of the British Virgin Islands or the Memorandum and Articles of Association of the Issuer. On the basis of our searches of the British Virgin Islands Companies Registry and the British Virgin Islands High Court Registry there is no record of any pledge, lien, charge or other security interest over the issued shares in the Issuer (other than the first and paramount lien conferred on the Issuer itself under its constitutional documents), but it should be noted that there is no requirement that notice of a security interest over shares in the a company may be registered with the Registrar of Companies or any other public body in the British Virgin Islands and there are very few mechanisms whereby this could be done. Ownership by the Guarantor of such shares is valid and lawful under all applicable laws, rules, regulations and guidelines or any court or public, governmental or regulatory agency or body of or in the British Virgin Islands.

     (d) The Notes have been duly authorised and executed by the Issuer and, when they have been duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Managers in accordance with the terms of the Purchase Agreement, will be duly and validly issued, fully-paid and non-assessable and will constitute valid and binding obligations of the Issuer and holders thereof will be entitled to the rights and benefits conferred thereunder and under the Indenture.

     (e) the Principal Agreements [and the Facility Letter] have been duly authorised, executed and delivered by the Issuer and constitute valid and binding instruments of the Issuer.

     (f) All action, conditions and things required by the laws of or by any regulatory authority in the British Virgin Islands to be taken, fulfilled and done (including the obtaining of any necessary approval, authorisation, exemption, licence or permission and the making of any necessary filing, recording or registration) in order:-

          (i)   to enable the Issuer to carry out the Specified Transactions;

          (ii) to ensure that the obligations of the Issuer under the Principal Agreements and the Notes are legally binding and enforceable; and

          (iii) to make the Principal Agreements and the Notes admissible in evidence in the courts of the British Virgin Islands have been taken, fulfilled and done.

     (g) It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of the Principal Agreements in the British Virgin Islands:-

          (i) that they be filed, registered, recorded or enrolled with any court or governmental authority in the British Virgin Islands; or

          (ii) that any registration fees, stamp or similar duty (other than the payment of court fees in the event of litigation before the Courts of the British Virgin Islands) be paid on or in relation to the Principal Agreements; or

          (iii) that any consents, authorisations or approvals of any court or governmental authority in the British Virgin Islands be obtained in relation to the Principal Agreements.

     (h) In relation to the Issuer, none of the Specified Transactions do or will violate any law or regulation to which it is subject or any of the documents constituting it.

     (i) The obligations of the Issuer under the Principal Agreements and the Notes will be treated by the courts of the British Virgin Islands as valid, enforceable and legally binding and the Principal Agreements and the Notes are in proper legal form for enforcement against the Issuer in the British Virgin Islands and contain no provision which is contrary to law or public policy in the British Virgin Islands or which would not for any reason be upheld by the courts of the British Virgin Islands.

     (j) The payment obligations of the Issuer under the Principal Agreements and the Notes rank at least equally with all its other unsecured and unsubordinated indebtedness.

     (k) The Notes constitute the direct obligations of the Issuer. If a court order is made or an effective resolution is passed for the winding-up of the Issuer, payment of principal and interest (including interest in arrears and additional interest thereon) and any additional amounts on the Notes would rank at least pari passu in priority with all other unsecured and unsubordinated obligations of the Issuer (other than obligations preferred by applicable law) and senior in priority of payment and in all other respects to all other indebtedness of the Issuer which by its terms rank subordinate or junior in right of payment to the Notes.

     (l) All statements in the Offering Circular regarding British Virgin Islands legal matters, including without limitation, the statements on page [o] of the Offering Circular under the heading "Tax Considerations - British Virgin Islands Taxation" and on page [o] of the Offering Circular under the heading "Enforcement of Civil Liabilities" in relation to the British Virgin Islands are correct and are not in our view misleading.

     (m) It is not necessary (a) in order to enable the Manager to exercise or enforce any of its rights under the Purchase Agreement in the British Virgin Islands, (b) to enable the Trustee to exercise or enforce any of its rights under the Indenture in the British Virgin Islands or
          (c) by reason of entry into and/or the performance of the Purchase Agreement or the Indenture that the Manager or the Trustee or either of them should be licensed, qualified or entitled to do business in the British Virgin Islands.

     (n) Neither the Manager nor the Trustee is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in the British Virgin Islands by reason only of the entry into, performance and/or enforcement of the Purchase Agreement or the Indenture.

     (o) The performance by the Managers or the Trustee in the British Virgin Islands of any of their rights, duties, obligations and responsibilities under the Purchase Agreement or the Indenture will not violate any law applicable in the British Virgin Islands.

     (p) No stamp, registration, documentary or similar taxes are payable under the laws of the British Virgin Islands by reason of any of the Specified Transactions or in relation to any enforcement proceedings in respect of the Notes or the Principal Agreements brought in the courts of the British Virgin Islands and the holders of the Notes will not incur or become liable for any tax on income or capital gain, stamp duty, registration, transfer or other like taxes under the laws of the British Virgin Islands by reason only of the acquisition, ownership or disposal of the Notes.

     (q) All payments by the Issuer of principal, premium (if any) and interest on the Notes may be made without withholding or deduction for or on account of any other taxes, duties, assessments or governmental charges in the British Virgin Islands.

     (r) Holders of Notes who are not resident in the British Virgin Islands, and who do not engage in trade or business through a permanent establishment in the British Virgin Islands, will not be subject to the British Virgin Islands taxes or duties on gains realised on the sale or redemption of Notes. There is no estate duty or inheritance tax or similar tax in the British Virgin Islands. No holder of a Note will be deemed to be resident or domiciled in the British Virgin Islands simply by virtue of holding a Note.

     (s) The courts of the British Virgin Islands will observe and give effect to the choice of New York law as the governing law of the Principal Agreements and the Notes and the choice of Hong Kong law as the governing law of the Facility Letter.

     (t) Any monetary judgment in a court of the British Virgin Islands in respect of a claim brought in connection with the Principal Agreement and the issue of the Notes is likely to be expressed in the currency in which such claim is made, since such courts have power to grant a monetary judgment expressed otherwise than in the currency of the British Virgin Islands, but they may not necessarily do so.

     (u) Any final and conclusive monetary judgment for a definite sum obtained against the Issuer in the courts of the state of New York or the U.S. Federal courts sitting in New York state (each a "Court") in respect of the Notes or the Principal Agreements would be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that:

          (i) the Court had jurisdiction in the matter and the Issuer either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

          (ii) the judgment given by the Court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

          (iii) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the Court;

          (iv) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

          (v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

     (v) The Issuer has power to submit and the submission by the Issuer to the jurisdiction of the courts of the state of New York and nomination, in Section 13 of the Purchase Agreement and Section 11.08 of the Indenture, by the Issuer of an agent in New York state to accept service of process in respect of proceedings before such courts is valid.

     (w) The Issuer is not entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in the courts of the British Virgin Islands in respect of proceedings against it in relation to the Principal Agreements and the execution or performance of the Principal Agreements and the issue of the Notes by the Issuer constitute private and commercial acts.

     (x) No court proceedings pending against the Issuer are indicated by our searches of the British Virgin Islands High Court Registry.

     (y) On the basis of our searches of the British Virgin Islands Companies Registry and the British Virgin Islands High Court Registry, no currently valid order or resolution for winding up of the Issuer and no current notice of appointment of a receiver over the Issuer or any of its assets appears on the records maintained in respect of the Issuer at the Companies Registry, but it should be noted that it is not a requirement that notice of appointment of a receiver be registered with the Registrar of Companies or any other public body in the British Virgin Islands.

     (z) Service of process in the British Virgin Islands on the Issuer may be effected by leaving at the registered office of the Issuer the relevant document to be served. On the basis of our search of the British Virgin Islands Companies Registry the registered office of the Issuer is Offshore Incorporations Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands.

6.   The opinion is subject to the qualifications:-

     (a) Rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors.

     (b) Claims under the Principal Agreements and the Notes may become barred under the laws relating to limitation of actions in the British Virgin Islands or may be or become subject to defences of set-off or counterclaim.

     (c) Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy.

     (d) Where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to public policy under the laws of the British Virgin Islands.

     (e) The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

     (f) The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

     (g) The term enforceable means that a document is of a type and form enforced by the British Virgin Islands courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters but in our view this qualification would not defeat your legitimate expectations in any material respect.

7. This opinion is rendered for your benefit and the benefit of your legal counsel in connection with the issue by the Issuer of the Notes only. It may not be disclosed to or relied on by any other party for any other purpose.

                                 FIRST SCHEDULE

1. A copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Issuer obtained from the British Virgin Islands Companies Registry on [o].

2. A facsimile copy of the minutes of a meeting of the directors of the Issuer containing resolutions of the directors of the Issuer dated [o] 2003 approving the Issuer's entry into, and authorising the execution by the Issuer of the Principal Agreements and the issue of the Notes (the "Directors' Resolutions").

3. A facsimile copy of the unanimous written resolutions of the sole member of the Issuer dated [o] 2003 approving the Issuer's entry into, and execution of, the Principal Agreements and the issue of the Notes (the "Shareholders' Resolutions").

4. An original registered agents' certificate dated [o] 2003 identifying the directors, officers and shareholders of the Issuer, issued by Offshore Incorporations Limited, the Issuer's registered agent (the "Registered Agent's Certificate").

5. The Offering Circular dated July [o] 2003 (the "Offering Circular") relating to the issue of the Notes.

6. A facsimile copy of the executed purchase agreement dated July [o] 2003 (the "Purchase Agreement") entered into between The Hongkong and Shanghai Banking Corporation Limited (the "Manager"), the Issuer and the Guarantor relating to the subscription and offering of the Notes.

7. A facsimile copy of the executed indenture dated July [o] 2003 (the "Indenture") entered into between HSBC Bank USA (the "Trustee"), the Issuer and the Guarantor constituting the Notes.

8. The form of the Notes as set forth in Exhibits A, B, D and E to the Indenture.

9. [The inter-company facility dated [o] (the "Facility Letter") entered into between the Guarantor and the Issuer relating to the on-lending arrangement whereby the Issuer on-lends the net proceeds of the issuance of the Note to the Guarantor.]

                                SECOND SCHEDULE

1. The public records of the Issuer on file and available for inspection at the Companies Registry, Road Town, Tortola, British Virgin Islands on [o] 2003.

2. The records of proceedings on file with, and available for inspection on [o] 2003 at the High Court of Justice, British Virgin Islands.

                                                                      EXHIBIT B

                    FORM OF OPINION OF DAVIS POLK & WARDWELL
                  U.S. COUNSEL TO THE ISSUER AND THE GUARANTOR

                                                                 July [o], 2001

The Hongkong and Shanghai Banking Corporation Limited
Level 16
1 Queen's Road, Central
Hong Kong

Ladies and Gentlemen:

We have acted as special U.S. counsel to PCCW-HKTC Capital No.2 Limited, a company with limited liability organized under the laws of the British Virgin Islands (the "Issuer"), and PCCW-HKT Telephone Limited, a company with limited liability organized under the laws of Hong Kong (the "Guarantor"), in connection with the offer and sale by the Issuer of the US$500,000,000 aggregate principal amount of [o]% Guaranteed Notes due 2013 (the "Notes"), pursuant to the Purchase Agreement (the "Purchase Agreement"), dated July [o], 2003, among The Hongkong and Shanghai Banking Corporation Limited (the "Manager"), the Issuer and the Guarantor. The Notes will be unconditionally and irrevocably guaranteed by the Guarantor (the "Guarantee," and together with the Notes, the "Securities") and the Securities will be issued pursuant to the provisions of an Indenture (the "Indenture") dated as of July [o], 2003 among the Issuer, the Guarantor and HSBC Bank USA, as Trustee (the "Trustee"). This opinion is delivered to you pursuant to Section 5(d) of the Purchase Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

We have participated in the preparation of the Offering Circular (the "Offering Circular") dated July [o], 2003 relating to the offering of the Securities.

Based upon the foregoing, we are of the opinion that:

(a) Assuming that they have been duly authorized, executed, issued and delivered by the Issuer insofar as the laws of its jurisdiction of incorporation are concerned, when duly authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Manager in accordance with the terms of the Purchase Agreement, the Notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Assuming that the Guarantee has been duly authorized, executed, issued and delivered by the Guarantor insofar as the laws of its jurisdiction of incorporation are concerned, when the Notes are duly authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Manager in accordance with the terms of the Purchase Agreement, the Guarantee will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(c) Assuming that the Indenture has been duly authorized, executed and delivered by each of the parties thereto insofar as the laws of its jurisdiction of incorporation are concerned, the Indenture will be a valid and binding obligation of each of the Issuer and the Guarantor, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(d) It is not necessary in connection with the offer, sale and delivery of the Securities to the Manager under the Purchase Agreement or in connection with the initial resale of such Securities by the Manager in the manner contemplated by the Purchase Agreement and the Offering Circular (it being understood that no opinion is expressed as to any other sale of any Security) to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(e) No consent, approval, authorization, order, registration or qualification of or with any governmental body or agency under United States federal or New York State law that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Purchase Agreement is required for the performance by the Company of its obligations under the Purchase Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Securities.

(f) Under the laws of the State of New York relating to personal jurisdiction, each of the Issuer and the Guarantor has, pursuant to Section 13 of the Purchase Agreement, validly and effectively submitted to the personal jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to the Purchase Agreement or the transactions contemplated thereby, and each of the Issuer and the Guarantor has validly and effectively appointed CT Corporation as its authorized agent for the purposes described in Section 13 thereof.

(g) Under the laws of the State of New York relating to personal jurisdiction, each of the Issuer and the Guarantor has, pursuant to Section 11.08 of the Indenture, validly and effectively submitted to the personal jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to the Indenture, and each of the Issuer and the Guarantor has validly and effectively appointed CT Corporation as its authorized agent for the purposes described in Section 11.08 thereof.

We have considered the statements relating to legal matters or documents included in the Offering Circular under the captions "Description of the Notes and Guarantee," "Tax Considerations -United States Federal Income Taxation" and "Transfer Restrictions," and in the [tenth, eleventh, twelfth, thirteenth and fourteenth paragraphs] under the caption "Plan of Distribution." In our opinion, such statements fairly summarize in all material respects such matters or documents.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Offering Circular. We have generally reviewed and discussed with your representatives, and with certain officers and employees of, and counsel and independent public accountants for, the Issuer and the Guarantor, the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that the Offering Circular (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no belief) as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Our opinion set forth in paragraph (d) above assumes (a) that the offering is made as contemplated in the Offering Circular and (b) the accuracy of and compliance with the representations, warranties and covenants of the Issuer, the Guarantor and you in the Purchase Agreement relating to the offering of the Securities.

We are members of the Bar of the State of New York and our opinion is limited to the laws of the State of New York and the federal laws of the United States. To the extent that the laws of the British Virgin Islands or Hong Kong are relevant to our opinion set forth above, we have, without making any independent investigation with respect thereto, assumed the correctness of and relied upon, and our opinion is subject to the qualifications, assumptions and exceptions set forth in, the opinions of Harney Westwood & Riegels, British Virgin Islands counsel to the Issuer, and Simmons & Simmons, Hong Kong counsel to the Issuer and the Guarantor, dated the date hereof and delivered to you pursuant to Sections 5(c) and 5(e), respectively, of the Purchase Agreement.

This opinion is rendered to you solely in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

                                                                      EXHIBIT C

                          OPINION OF SIMMONS & SIMMONS
                      HONG KONG COUNSEL TO THE GUARANTOR

To: The Hongkong and Shanghai Banking Corporation Limited
    Level 16
    1 Queen's Road Central
    Hong Kong
    (the "Manager")

Dear Sirs

US$500,000,000 [o]% Guaranteed Notes due 2013 (the "Notes") to be issued by PCCW-HKT Capital No.2 Limited (the "Issuer") and unconditionally and irrevocably guaranteed by PCCW-HKT Telephone Limited (the "Guarantor")

We have been requested by the Guarantor to provide to you as Manager in respect of the Notes a legal opinion as to the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") for the purposes of section 5(e) of the Purchase Agreement (as defined in the Schedule to this opinion). We have acted as legal advisers to the Guarantor as to the laws of Hong Kong and have taken instructions solely from the Guarantor.

This opinion is limited to the laws of Hong Kong as applied by the Hong Kong courts on the date of this opinion and is given on the basis that it will be governed by and construed in accordance with the laws of Hong Kong on such date. We have assumed that there is nothing in the laws of any other jurisdiction which affects this opinion. For the avoidance of doubt (and without limitation), we have made no investigation of, and express no opinion in relation to, the laws of any other jurisdiction including the laws of the British Virgin Islands or the laws of the State of New York for the purposes of this opinion.

1.   Documents

For the purposes of this opinion, we have only examined the documents listed and (where appropriate) defined in the Schedule to this opinion (the "Documents"). Terms defined in the Documents shall, unless the context otherwise requires, have the same meaning when used in this opinion. We express no opinion as to any searches, agreement, instrument or document other than as specified in this opinion.

2.   Searches

In giving this opinion, we have relied on:

2.1 searches of the publicly available records of the Companies Registry of Hong Kong in relation to the Guarantor conducted by us on [o] July 2003;


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


2.2 searches of the publicly available records of the Official Receiver's Office in Hong Kong in relation to the Guarantor conducted by TARGET On-Line Financial Limited on [o] July 2003; and

2.3 searches of the publicly available records at the Court of First Instance of the High Court of Hong Kong in relation to the Guarantor conducted by TARGET On-Line Financial Limited on [o] July 2003,

together, the "Searches").

We have not made any searches, enquiries or investigations of any factual matters, statements or circumstances relating to or referred to in this opinion except for the Searches.

3.   Assumptions

We have assumed, for all purposes of this opinion, that:

3.1 all the Principal Documents (as defined in the Schedule hereto) have been validly authorised by each party thereto (other than the Guarantor), that the Principal Documents have been and the Notes, upon issue, will be validly executed, and (in the case of the Global Notes (as defined in the Schedule hereto) and any definitive Notes) authenticated and issued in accordance with the Principal Documents, and delivered by the relevant party or parties thereto and that the performance of each party (other than the Guarantor) of its obligations under each of the Principal Documents is within the capacity and powers, corporate or otherwise, of each such party;

3.2 all original Documents and the signatures and (where applicable) seals on them are genuine and (other than in the case of the Guarantor) were affixed by persons duly authorised on behalf of the relevant party in accordance with the constitutional documents of, and valid resolutions passed by, such party and that all copies or engrossments of Documents conform to the original and that there have been no amendments, novations, supplements, modifications or variations to any of the Documents;

3.3 each company which is a party to any of the Principal Documents (other than the Guarantor) is duly incorporated in and validly existing (and, if applicable, in good standing) under the laws of the relevant jurisdiction of its incorporation, has all powers and authorities to own its property and assets and to conduct its business as it is now conducted or purported to be conducted and to enter into, exercise its rights under and perform the obligations expressed to be assured by it in each of the Principal Documents to which it is a party;

3.4 the obligations of each party to the Principal Documents are, and the Global Notes are, and will remain, its valid and legal obligations, binding on and enforceable against it (and are not subject to avoidance by any person) under all applicable laws (other than the laws of Hong Kong) and in all applicable jurisdictions (other than Hong Kong);

3.5 each of the Principal Documents and the Notes take and will take effect and is valid and binding under the lands of the State of New York in accordance with its terms; as each of the Principal Documents and the Notes is expressed to be governed by the laws of the State of New York, we must, for the expressed of this opinion, assume that the terms of the Principal Documents and the Notes have the same meaning under the laws of the State of New York as they would if they were expressed to be governed by the laws of Hong Kong;


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


3.6 the Searches were and remain at the date of this opinion accurate, complete and up to date and disclose all information which is necessary or material for the purposes of this opinion and had the Searches been made on the date of this opinion, they would have revealed no other information which is not revealed in the Searches and there has been no alteration in the status, position or condition of the Guarantor (howsoever described) from that revealed in the Searches;

3.7 the choice of the laws of the State of New York to govern the Principal Documents was freely made in good faith by the respective parties to such documents and was not made with the intention or effect of avoiding the laws of the jurisdiction with which the Guarantor or any other party to such documents has its most substantial connection and there is no reason for avoiding such choice on the grounds of public policy;

3.8 the courts of the State of New York and the courts of the jurisdiction (other than Hong Kong) in which each party to the Principal Documents is incorporated, resides or is a national of would give effect to the choice of law specified in each of the Principal Documents as the governing law of that Principal Document and to the provisions of that Principal Document;

3.9 the Memorandum and Articles of Association (as defined in the Schedule to this opinion) are true, complete and up to date and are in full force and effect at the date of this opinion;

3.10 the Directors' Meeting (as defined in the Schedule to this opinion) was duly and properly convened and conducted and a quorum was present throughout, that the Directors' Minutes (as defined in the Schedule hereto) are true and complete records of the proceedings at such meetings, that due disclosure had been made by each director of any interests he or she might have in the matters considered at such meetings, and that no action has been taken which limits or modifies, rescinds or nullifies the resolutions passed at such meetings or the authority of the Guarantor granted by such meetings, which remains, and will remain, in full force and effect in accordance with the terms thereof;

3.11 each of the Principal Documents and the Global Notes was (or, as the case may be, wiil be) entered into in good faith on arm's length commercial terms and that such documents and the transactions contemplated by them were (or, as the case may be, wiil be) entered into for the legitimate purposes of, and in the commercial interests and for the benefit of, each of the parties thereto and that each such party was solvent immediately before and immediately after the execution of the Principal Documents and the Global Notes;

3.12 the giving of the Guarantee by the Guarantor is not or may not be deemed to be a "fraudulent preference" for the purposes of section 266 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) or is not a disposition to defraud creditors for the purposes of section 60 of the Conveyancing and Property Ordinance (Chapter 219 of the Laws of Hong
     Kong);

3.13 nothing in the Principal Documents and the Notes conflicts with, is incompatible with, is prohibited under or is in breach of the terms of any agreement, document, obligation, undertaking or commitment whatsoever assumed, entered into, given by or binding on any party to them and there are no provisions, contractual or other restrictions, in any agreement or arrangement (not being a document specifically provided to and examined by us for the purpose of giving this opinion) which would affect any of the conclusions in this opinion;


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


3.14 all authorisations, approvals, consents, licences, notices, filings, publications, orders and exemptions required under any applicable law (other than the laws of Hong Kong) for the entry into and execution of the Principal Documents and the exercise of all rights and performance of all obligations under them by each party to them have been duly obtained and fulfilled and are and will remain in full force and effect and all conditions (if any) to which they are subject have been and will remain satisfied;

3.15 the execution and delivery of the Principal Documents and the performance by the parties them of their respective obligations under them has not violated and does not or, as the case may be, will not violate (1) the laws (including public policy requirements) of any relevant jurisdiction outside Hong Kong; or (2) the memorandum and articles of association or by-laws or any other constitutional documents of any such party (other than the Guarantor), and none of the opinions expressed below are or will be affected by the laws (including the public policy requirements) of any such jurisdiction;

3.16 none of the parties to the Principal Documents is or will be seeking to achieve any purpose not apparent from the Principal Documents which might render the same, and no facts, circumstances or events have arisen or existed or will arise or exist which might give rise to a right for any person to treat the Principal Documents, illegal or void or voidable, or as frustrated or subject to a right of repudiation or rescission;

3.17 all statements of fact and/or representations (other than as to matters of law on which we specifically express an opinion in this letter) and undertakings made in the Documents and the Notes are, as at the date of this opinion, or (as the case may be) will be, as at the date on which such statements, representations and undertakings are made, correct, accurate and up to date, have been or (as the case may be) will be complied with and have been or (as the case may be) will be made bona fide and not for any collateral purpose;

3.18 the Principal Documents have been executed or signed on behalf of the Guarantor by the persons who are named as the persons authorised to sign such documents in the Director's Minutes and that the Principal Documents have been executed or signed and delivered by such persons at the time and in the manner set out in the Directors' Minutes;

3.19 the restrictions on transfer in respect of the Notes set out in paragraph 7 of the Purchase Agreement have been and are complied with;

3.20 the Manager and any other person dealing in the Notes in Hong Kong is licensed, or deemed licensed, under transitional arrangements for type 1 dealing in securities regulated activity under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong); and

3.21 any Notes bought and sold in Hong Kong shall be bought and sold privately.

4.   Opinion

On the basis of, and subject to, the foregoing assumptions and the reservations set out below, and subject to any matters not disclosed to us, we are of the opinion that as a matter of the laws of Hong Kong:

4.1 the Guarantor is a company duly incorporated in Hong Kong with limited liability under the Companies Ordinance (Chapter 32 of the Laws of Hong
     Kong) and is validly existing under the laws of Hong Kong;

4.2 based solely on the Searches, no order or resolution for the winding up, administration or similar insolvency proceeding in respect of the Guarantor and no notice of appointment of a receiver or similar insolvency representative over any of the assets of the Guarantor has been filed at the Companies Registry of Hong Kong, or with the Official Receiver's Office of Hong Kong or the Court of First Instance of the High Court of Hong Kong, in each case as at [o];

4.3 the Guarantor has the corporate power to enter into and perform its obligations under the Principal Documents and has taken all necessary corporate action to authorise the execution and delivery by it of the Principal Documents and the performance of its obligations under them;

4.4 there is no reason, so far as the laws of Hong Kong are concerned, why the Indenture will not constitute the valid and binding obligations of the Guarantor;

4.5 all necessary action under the laws of Hong Kong has been duly taken by or on behalf of the Guarantor, and there are no consents, approvals, authorisations or orders required by the Guarantor from any governmental or other regulatory agencies in Hong Kong, for the entry into or execution by the Guarantor of the Principal Documents or the performance of its obligations under them;

4.6 no registration, filing or similar formalities are required of the Guarantor with the government of, or any regulatory authority in, Hong Kong in connection with the execution of the Principal Documents or the performance by the Guarantor of its obligations under them;

4.7 the Principal Documents have been duly executed by, or on behalf of, the Guarantor;

4.8 the execution and delivery by the Guarantor of the Principal Documents and the performance by the Guarantor of its obligations under them does not:

     (1) violate the laws of Hong Kong applicable to companies generally at the date of this opinion; or

     (2)  violate the Memorandum and Articles of Association of the Guarantor;

4.9 a final and conclusive judgment on the merits properly obtained against the Guarantor in any court of the State of New York or in a federal court of the United States of America in New York which is competent to hear the dispute (any such court, a "Competent Court") for a fixed sum of money in respect of any legal suit or proceeding arising out of or relating to the Purchase Agreement, the Indenture or the Guarantee and which could be enforced by execution against the Guarantor in the jurisdiction of such Competent Court and has not been stayed or satisfied in whole may be sued on in Hong Kong as a debt due from the Guarantor if: (1) the Guarantor was, at the time such proceeding was instituted, resident in the jurisdiction in which such proceeding has been commenced or had submitted to the jurisdiction of the relevant Competent Court; (2) that judgment was not obtained by fraud; (3) the enforcement of that judgment would not be contrary to public policy of Hong Kong; (4) that judgment had not been obtained in contravention of the principles of natural justice; (5) that judgment does not include the payment of any tax, fine or penalty and (6) the Guarantor either was duly served with the process of the relevant Competent Court or appeared before the relevant Competent Court;


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


4.10 except as disclosed in the Offering Circular under the heading "Certain Tax Considerations - Hong Kong Taxation," (1) payments by the Guarantor pursuant to the Guarantee may this opinion be made on the date of this opinion without withholding or deduction for any taxes, duties or other charges of whatever nature of Hong Kong or any political subdivision or authority of or in it having power to tax; and (2) no stamp, registration or other similar duty is payable in Hong Kong in connection with the execution and delivery by the Guarantor of the Purchase Agreement or the Indenture;

4.11 the choice of the laws of the State of New York as the governing law of the Purchase Agreement, the Indenture and the Guarantee is a valid choice of law and will be recognised and given effect to by the courts of Hong Kong; and the submission by the Guarantor to the non-exclusive jurisdiction of the New York courts contained in the Purchase Agreement and the Indenture and the appointment by the Guarantor of [o] as its agent for service of process in connection with such documents are, in each case, valid and binding on it under the laws of Hong Kong;

4.12 each of the Purchase Agreement, the Indenture and the Guarantee is in proper legal form under the laws of Hong Kong for its enforcement in the courts of Hong Kong, subject to proof of the relevant provisions of the law of any jurisdiction (other than Hong Kong) which may be relevant and except that a court in Hong Kong would apply its own procedural rules in any proceedings;

4.13 the statements set forth in the Offering Circular under the headings "Enforceability of Civil Liabilities" on page v, "Business - Regulation" on pages [o] and "Certain Tax Considerations - Hong Kong Taxation" on page [o], insofar as they purport to summarise certain provisions of the laws and regulations of Hong Kong referred to therein, fairly summarise such provisions in all material respects; and

4.14 the Offering Circular will not constitute a prospectus which is required to be registered under the Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

5.   General reservations

This opinion is subject to the following reservations:

5.1 the validity, performance and enforcement of the obligations of the Guarantor under the Purchase Agreement, the Indenture and the Guarantee may be limited by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws of general application relating to or affecting the rights of creditors;

5.2 the opinion we express that the Guarantor is duly incorporated and validly existing under the laws of Hong Kong is based solely on our examination of the Documents and the Searches; it should be noted however that its Searches are not capable of revealing definitively whether or not a winding-up petition has been presented or an administration or similar insolvency proceeding commenced; notice of a winding-up petition, a winding-up order or resolution, or a notice of appointment of a receiver (or similar insolvency representative) may not be filed at the Companies Registry of Hong Kong or with the Official Receiver's Office of Hong Kong immediately and there may be a delay in the relevant notice appearing on the file of the company concerned;


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


5.3 the opinion we express that the Indenture may constitute the valid and binding obligations of the Guarantor does not mean that such obligations will necessarily be enforceable in all circumstances in accordance with their terms; in particular:-

     (A) enforcement may be limited by general principles of equity - for example, equitable remedies (such as an injunction or specific performance) are only available at the discretion of the court and may not be available where damages are considered to be an adequate remedy;

     (B) claims may be barred under the Limitation Ordinance (Chapter 347 of the Laws of Hong Kong) and equitable remedies may not be available when there has been a delay in making a claim for them which the court considers unreasonable and any claim may be or become subject to defences of set-off or counterclaim;

     (C) where obligations are to be performed in a jurisdiction outside Hong Kong, they may not be enforceable in Hong Kong to the extent that the performance or enforcement of such obligations would be illegal under the laws of that jurisdiction or contrary to mandatory laws or public policy of that jurisdiction;

     (D) enforcement may be prevented by reason of fraud, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

     (E) where a party to an agreement is party to that agreement in more than one capacity, that party will not be able to enforce obligations owed by it to itself; and

     (F) enforcement of a foreign judgment by the courts of Hong Kong may be refused if the foreign judgment is incompatible with a judgment of the courts of Hong Kong between the same parties relating to the same issues or, in some circumstances, with an earlier foreign judgment which satisfies the same criteria and is enforceable in Hong Kong;

5.4 any term of an agreement may be amended orally by the parties thereto despite any provision to be contrary in such agreement;

5.5 no opinion is expressed as to the correctness of any representation, warranty or statement of fact given or made (expressly or impliedly) in, under or by virtue of any of the Principal Documents;

5.6 other than as mentioned in paragraphs 4.10 and 4.13 above, we do not express any opinion as to any taxation (including taxation payable under the laws of Hong Kong) consequences which will or may arise as a result of any transaction effected in connection with the Principal Documents;

5.7 to the extent that any of our opinions are dependent upon the HWR Legal Opinion (as defined in the Schedule hereto), such opinions are subject to the same assumptions, qualifications and reservations as set out therein, and we have relied upon the HWR Legal Opinion as being an accurate statement as to British Virgin Islands law;

5.8 any transfer of, or payment in respect of, a bond or note involving the government of any country which is currently the subject of United Nations sanctions, any person or body resident in, incorporated in, or constituted, under the laws of such country or exercising public functions in any such country or any person or body controlled by any of the


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


     foregoing or by any person acting on behalf of any of the foregoing or any other person otherwise the subject of such sanctions, may be subject to restrictions pursuant to such sanctions as implemented in Hong Kong;

5.9 failure to exercise a right may operate as a waiver of that right notwithstanding a provision to the contrary;

5.10 a provision that a notice or appointment is irrevocable may not be enforceable;

5.11 any provision of any of the Principal Documents allowing an invalid, illegal or unenforceable provision to be severed from other provisions may be disregarded by the Hong Kong courts;

5.12 provisions for default interest in the Principal Documents may bot be enforceable if such interest amounts to a penalty under the laws of Hong Kong;

5.13 any action brought in the courts of Hong Kong would be subject to the rules and procedures of such courts including the power of any such court, at its discretion, to order a party in an action, who is ordinarily resident out of the jurisdiction to provide security for costs, or to stay proceedings which it is hearing if concurrent proceedings are being brought elsewhere;

5.14 a Hong Kong court may refuse to give effect to any provision of the Principal Document (1) for the payment of expenses in respect of the costs of enforcement (actual or contemplated) or of unsuccessful litigation brought before a Hong Kong court or where the court has itself made an order for costs or (2) which would involve the enforcement of foreign revenue or penal laws or (3) which would be inconsistent with Hong Kong public policy;

5.15 we do not express any opinion as to the enforceability in Hong Kong of any judgment obtained in any jurisdiction other than in Hong Kong;

5.16 the choice of Hong Kong law to govern the Principal Documents would not be recognised or upheld by the Hong Kong courts if such choice of law (1) was not bona fide and freely made or (2) would be contrary to mandatory rules of the laws of Hong Kong or public policy in Hong Kong, and a Hong Kong court will not apply the laws of Hong Kong if it is not pleaded or proved; the choice of Hong Kong law would not be upheld, for example, if it was made with the intention of evading the law of the jurisdiction with which the relevant Principal Document had its most substantial connection and which, in the absence of Hong Kong law, would have invalidated such Principal Document or been inconsistent with it;

5.17 we express no opinion on any provision in the Principal Documents requiring written amendments and waivers thereof insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted by or between the parties thereto;

5.18 there is some possibility that a court of Hong Kong would hold that a judgment on a particular agreement, whether given in Hong Kong or elsewhere, would supersede such agreement to all intents and purposes, so that any obligation thereunder which by its terms would survive such judgment might not be held to do so;

5.19 we express no opinion as to whether a judgment would be entered into in a court of Hong Kong for an amount other than one expressed in the currency of Hong Kong or as to the date upon which a conversion from a foreign currency would be made for the purpose of enforcement of any judgment; a court of Hong Kong has a discretion as to whether to give judgment in a foreign currency and will exercise such discretion in favour of a plaintiff if it considers the circumstances appropriate;

5.20 a certificate, determination, notification or opinion as to any matter provided for in the Principal Documents might be held by the courts of Hong Kong not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error;

5.21 a court of Hong Kong will not apply the laws of the State of New York if
     (1) it is not pleaded or proved or (2) to do so would be contrary to the mandatory rules of the laws of Hong Kong or manifestly incompatible with the public policy of Hong Kong; and

5.22 we have not been responsible for ensuring that the Offering Circular complies with the listing requirements of the Luxembourg Stock Exchange and we express no opinion as to compliance with any rules, regulations or requirements of the Luxembourg Stock Exchange in connection with the Notes; we have not been responsible for the investigation or verification of statements of fact (including statements as to foreign law) in the Offering Circular or any other Document or the reasonableness of any statements of opinion contained in the Offering Circular or any of the Documents, nor have we been responsible for ensuring that the Offering Circular contains all material facts.

6. Matters relating to the changes to the Hong Kong legal system following Resumption of Chinese Sovereignty over Hong Kong on 1 July 1997

On 4 April 1990, the President of the People's Republic of China adopted the Basic Law. Article 8 of the Basic Law states that the laws previously in force in the territory of Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law shall be maintained, except for any that contravene the Basic Law, and subject to any amendment by the legislature of Hong Kong. Under Article 160 of the Basic Law, the laws previously in force in the territory of Hong Kong shall be adopted as laws of Hong Kong except for those which the Standing Committee of the National People's Congress of the People's Republic of China (the "Standing Committee") declares to be in contravention of the Basic Law and, if any laws are later discovered to be in contravention of the Basic Law, they shall be amended or cease to have force in accordance with the procedure as prescribed by the Basic Law.

By a decision made on 23 February 1997 (the "Decision") the Standing Committee declared that fourteen Hong Kong ordinances and their subsidiary legislation, and provisions in ten other Hong Kong ordinances, contravened the Basic Law and would not be adopted as part of the laws of Hong Kong after 30 June 1997. One of these ordinances is the Application of English Law Ordinance, Chapter 88 of the Laws of Hong Kong (the "English Law Ordinance") which applied the common law and rules of equity of England to the territory of Hong Kong.

For the purposes of giving this opinion, we have assumed that the effect of the Decision, insofar as it relates to the English Law Ordinance, is to repeal the English Law Ordinance as from 1 July 1997 and that the common law and rules of equity which applied in the territory of Hong Kong on 30 June 1997 continue to apply to Hong Kong subject to their independent development and to the extent that they do not contravene the Basic Law.

On 1 July 1997, the Provisional Legislative Council of Hong Kong passed the Hong Kong Reunification Ordinance (the "Reunification Ordinance"). Section 5 of the Reunification

Ordinance, which amends the Interpretation and General Clauses Ordinance, Chapter 1 of the Laws of Hong Kong, states at 2A(2)(e) that:-

     "provisions applying any English law may continue to be applicable by reference thereto as a transitional arrangement pending their amendment by the Hong Kong Special Administrative Region through the Legislature thereof, provided that they are not prejudicial to the sovereignty of the People's Republic of China and do not contravene the provisions of the Basic Law."

For the purposes of the opinion above as to the laws of Hong Kong we have assumed that:-

     (A) the courts of Hong Kong will continue to apply and have regard to common law precedent and rules of equity;

     (B) the Basic Law does not include any provision which would be contravened by any law of Hong Kong; and

     (C) save for the Decision, the Standing Committee has not and does not declare any provision of Hong Kong law to contravene or be inconsistent with the Basic Law.

It is our understanding that the status of the Provisional Legislative Council of Hong Kong and the application of the Basic Law has been contested before the courts of Hong Kong. These challenges were rejected by the Court of Appeal in July 1997. There may be a further appeal to the Court of Final Appeal. Until all such challenges have been resolved in the courts or the legislation which has been passed by the Provisional Legislative Council ratified by a Legislative Council elected in accordance with the requirements of the Basic Law, the status of the laws of Hong Kong to some extent remain uncertain and no conclusive view can be expressed as to the validity of the legislation passed by the Provisional Legislative Council.

7.   Confidentiality

This opinion is addressed to you solely for your benefit (in your capacity as the Manager) in connection with the issue of the Notes pursuant to the Purchase Agreement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express prior written consent.

Yours faithfully


Simmons & Simmons


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


                                    SCHEDULE

                                   Documents

1. Original executed copy of the Purchase Agreement in relation to the Notes dated [o] 2003 entered into between the Issuer, the Guarantor and the Manager (the "Purchase Agreement").

2. Original executed copy of an indenture which incorporates the form of guarantee to be given by the Guarantor (the "Guarantee") in relation to the Notes dated [o] 2003 entered into between, inter alia, the Guarantor, the Issuer and the Trustee (the "Indenture").

3. Unsigned copies of the Certificated Note, the Restricted Global Note and the Regulation S Global Note (together, the "Global Notes"), each in the form scheduled to the Indenture.

4. The Offering Circular dated [o] 2003 in relation to the Notes (the "Offering Circular").

5. A copy of the memorandum and articles of association of the Guarantor certified by [o] as a true copy of the same on [o] 2003 (the "Memorandum and Articles of Association").

6. Copies of the Certificate of Incorporation and each of the Certificates of Incorporation on Change of Name of the Guarantor certified by [o] as true copies of the same on [o] 2003.

7. A copy of the minutes of the meeting of the directors of the Guarantor held on [o] 2003 (the "Directors' Meeting") certified by [o] as a true copy of the same on [o] 2003 (the "Directors' Minutes").

8. A copy of a certificate dated [o] 2003 signed by the company secretary of the Guarantor continuing, inter alia, the names and signatures of the persons authorised by the Directors' Minutes to execute documents on behalf of the Guarantor.

9. A copy of a legal opinion given by Harney Westwood & Riegels ("HWR") on [o] 2003 in respect of the issue of the Notes (the "HWR Legal Opinion").

The documents referred to in paragraphs 1 to 3 are collectively referred to as the "Principal Documents". The documents referred to in paragraphs 1 to 8 above are collectively referred to as the "Documents".


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


                                                                      EXHIBIT D

                           OPINION OF ALLEN & OVERY,
                              U.S. COUNSEL TO THE
                                     MANAGER

The opinion of Allen & Overy to be delivered pursuant to Section 5(f) of the Purchase Agreement shall be to the effect that:

(a) Assuming the Notes have been duly authorized, executed, issued and delivered by each of the Issuer and the Guarantor insofar as the laws of its jurisdiction of incorporation are concerned, the Notes have been duly executed, authenticated, issued and delivered and constitute valid and binding obligations of each of the Issuer and the Guarantor, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Assuming that the Guarantee has been duly authorized, executed, issued and delivered by the Guarantor insofar as the laws of its jurisdiction of incorporation are concerned, when the Notes are duly authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Manager in accordance with the terms of the Purchase Agreement, the Guarantee will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(c) Assuming the Indenture has been duly authorized, executed, issued and delivered by each of the Issuer and the Guarantor insofar as the laws of its jurisdiction of incorporation are concerned, the Indenture has been duly executed, authenticated, issued and delivered and constitutes a valid and binding obligation of each of the Issuer and the Guarantor, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(d) It is not necessary in connection with the offer, sale and delivery of the Securities to the Managers under the Purchase Agreement or in connection with the initial resale of such Securities by the Managers in the manner contemplated by the Purchase Agreement and the Final Circular (it being understood that no opinion is expressed as to any other sale of any Security) to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

Our opinion set forth in paragraph (d) above assumes that the offering is made as contemplated in the Final Circular and the accuracy of and compliance with the representations, warranties and covenants of the Issuer, the Guarantor and the Manager in the Purchase Agreement relating to the offering of the Securities.

We have considered the statements relating to legal matters or documents included in the Final Circular under the captions "Description of the Notes and Guarantee" and "Transfer Restrictions.


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


In our opinion, such statements fairly summarize in all material respects such matters or documents.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Final Circular. We have generally reviewed and discussed with your representatives and certain officers and employees of, and counsel and independent public accountants for, the Issuer and the Guarantor the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that the Final Circular (except for the financial statements and other financial and statistical data included therein, as to which we are not called upon to express a belief) as of its date and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


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